                                  EXHIBIT 23.1

Consent of Independent Certified Public Accountants

As independent certified public accountants, we hereby consent to the incorporation of our report, included in this Form 10-K, into the Company's previously filed Registration Statements File nos. 333-80591, 333-42477, 333-36098, 333-51811, 333-77659, and 333-33738.


                                                         /S/ ARTHUR ANDERSEN LLP

Tampa, Florida,
     March 28, 2002